UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 27, 2003

                          HAIRMAX INTERNATIONAL, INC.
                          ---------------------------
               (Exact Name of Registrant as Specified in Charter)
                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    000-30212
                                    ---------
                            (Commission File Number)

                                   13-3422912
                                   ----------
                      (I.R.S. Employer Identification No.)

              4810 West Commercial Blvd., Ft. Lauderdale, FL  33319
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (954) 717-8680
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Hairmax International, Inc., a Nevada corporation (the "Registrant"), in connection with the matters described herein.


ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On October 27, 2003, the Registrant and Revenge Games, Inc., a Nevada corporation ("Revenge Games"), executed an Acquisition and Distribution Agreement (the "Distribution Agreement"), pursuant to which the Registrant agreed to acquire from Revenge Games the United States and worldwide rights to market, distribute, license, exhibit and exploit an action/adventure feature film known as "Lethal Games", which was produced by Revenge Games. An executed copy of the Distribution Agreement is attached as Exhibit 10 hereto.

     The term of the Distribution Agreement is for an unlimited number of years, subject, however, to any legal rights of termination that Revenge Games may have in the event of an uncured default by the Registrant in the performance of its obligations under the Distribution Agreement. In addition, pursuant to the Distribution Agreement, the Registrant makes no representation, warranty or guaranty to, or agreement with, Revenge Games as to the gross receipts that will be derived from the picture or the distribution, exhibition or exploitation thereof.

     The purchase price the Registrant agreed to pay for the rights acquired under the Distribution Agreement is 2,000,000 shares of restricted stock of the Registrant. The closing price of the Registrant's 4,214,858 outstanding shares of common stock on the OTC Bulletin Board Exchange on October 27, 2003 was $1.03 per share, which equates to a stock market valuation of $4,341,304 for the Registrant on such date.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


HAIRMAX INTERNATIONAL, INC.


By: /s/ Edward A. Roth
    ------------------
    Edward A. Roth
    President and Chief
    Executive Officer

Date:  November 3, 2003



                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

10          Acquisition and Distribution Agreement dated October 27, 2003.